UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2014

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On June 16, 2014, the Board of Directors of ServisFirst Bancshares, Inc. (“ServisFirst”) declared a three-for-one split of ServisFirst’s common stock in the form of a stock dividend. On July 16, 2014, stockholders of record as of the close of business on July 9, 2014, will receive a distribution of two additional shares of ServisFirst common stock for each share they hold. In addition, the Board of Directors declared a quarterly cash dividend of $0.15 per share pre-split, payable on July 15, 2014, to stockholders of record on July 8, 2014.

On June 18, 2014, ServisFirst issued a press release announcing that its common stock will be included in the broad-market Russell 3000 Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 27, 2014, according to a preliminary list of additions posted June 13, 2014 on www.russell.com/indexes.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated June 17, 2014.
99.2	Press Release dated June 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton, III
Dated: June 18, 2014	By:	Thomas A. Broughton, III
Chief Executive Officer